As filed with the Securities and Exchange Commission on December 13, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ideal Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1999058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(512) 264-1542

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lon E. Bell

President and Chief Executive Officer

Ideal Power Inc.

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(512) 264-1542

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ned A. Prusse

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,250,814	$2.37	$7,704,429.18	$1,000.03

(1)	Consists of an aggregate of 544,950 shares of common stock and 2,705,864 shares of common stock that may be issued upon exercise of warrants.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of shares of common stock are also being registered as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low price of the registrant’s common stock on December 9, 2019, as reported on the Nasdaq Capital Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2019

PROSPECTUS

Ideal Power Inc.

3,250,814 Shares

Common Stock

This prospectus relates to the offer, resale, transfer or other disposition, from time to time in one or more offerings, of up to 3,250,814 shares of our common stock, including 2,705,864 shares of our common stock issuable upon exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants (each as defined herein), by the selling stockholders identified in this prospectus or in supplements to this prospectus (together with any of such selling stockholders’ transferees, pledgees, donees or successors, collectively, the “selling stockholders”).

We are registering the resale of the common stock as required by the Registration Rights Agreement (as defined herein) we entered into with the selling stockholders. We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus, other than any proceeds from the cash exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants, but we have agreed to bear certain registration expenses, other than underwriting discounts, selling commissions and brokerage fees.

The selling stockholders from time to time may offer and resell the common stock covered by this prospectus and any prospectus supplement on any stock exchange, market, or trading facility on which the shares are traded or in private transactions, to or through one or more underwriters, broker-dealers and agents, or directly to purchasers, or through a combination of these methods, on terms to be determined at the time of sale, such as at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices, as described in more detail in this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the shares of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information.

The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock. We cannot predict when or in what amounts the selling stockholders may sell any of the shares of our common stock covered by this prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IPWR.” On December 12, 2019, the last reported sales price of our common stock, as reported on Nasdaq was $2.41 per share.

Investing in our common stock involves certain risks. See “Risk Factors” on page 4 of this prospectus, any applicable prospectus supplement, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

Under this shelf registration process, the selling stockholders named herein or to be named in a supplement to this prospectus may sell up to 3,250,814 shares of our common stock, including 2,705,864 shares issuable upon exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants, from time to time in one or more offerings. This prospectus provides you with a general description of the shares of common stock that the selling stockholders may offer. Each time that any of the selling stockholders offer and sell shares of common stock using this prospectus, to the extent necessary, we may provide you with a prospectus supplement to this prospectus that will contain specific information about the offering, the selling stockholders, as well as specific amounts, prices and terms of the shares of common stock being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses, prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” “Ideal Power” and the “Company” are to Ideal Power Inc. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein and the documents incorporated by reference herein. In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	our history of losses;

•	our ability to generate revenue;

•	our limited operating history;

•	the size and growth of markets for our technology;

•	regulatory developments that may affect our business;

•	our ability to successfully develop new technologies, particularly our bi-directional bipolar junction transistor, or B-TRAN™;

•	our expectations regarding the timing of prototype and commercial fabrication of B-TRAN™ devices;

•	our expectations regarding the performance of our B-TRAN™ and the consistency of that performance with both internal and third-party simulations;

•	the expected performance of future products incorporating our B-TRAN™;

•	the performance of third-party consultants and service providers whom we have and will continue to rely on to assist us in development of our B-TRAN™ and related drive circuitry;

•	the rate and degree of market acceptance for our B-TRAN™;

•	the time required for third parties to redesign, test and certify their products incorporating our B-TRAN™;

•	our ability to successfully commercialize our B-TRAN™ technology;

•	our ability to secure strategic partnerships with semiconductor fabricators and others related to our B-TRAN™ technology;

•	our ability to obtain, maintain, defend and enforce intellectual property rights protecting our technology;

•	the success of our efforts to manage cash spending, particularly prior to the commercialization of our B-TRAN™ technology;

•	general economic conditions and events and the impact they may have on us and our potential partners and licensees;

•	our ability to obtain adequate financing in the future, as and when we need it;

•	our ability to maintain listing of our common stock on the Nasdaq Capital Market;

•	our success at managing the risks involved in the foregoing items; and

•	other factors discussed in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019, which is incorporated by reference herein, and our other filings with the SEC.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should read this entire prospectus carefully, including the documents incorporated by reference herein, including the section entitled “Risk Factors” included elsewhere in this prospectus, the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, which are incorporated by reference herein, and any applicable prospectus supplement. Some of the statements in this prospectus, the documents incorporated by reference herein and any applicable prospectus supplement may constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Our Company

Ideal Power is located in Austin, Texas. Prior to April 2018, we were primarily focused on the design, marketing and sale of electrical power conversion products using our proprietary technology called Power Packet Switching Architecture™, or PPSA™. PPSA™ is a power conversion technology that improves upon existing power conversion technologies in key product metrics, such as size and weight while providing built-in isolation and bi-directional and multi-port capabilities. PPSA™ utilizes standardized hardware with application specific embedded software. Our products were designed to be used in both on-grid and off-grid applications with a focus on solar + storage, microgrid and stand-alone energy storage applications. The principal products of the Company were 30-kilowatt power conversion systems, including 2-port and multi-port products.

On April 16, 2018, we realigned into two operating divisions: Power Conversion Systems, to continue the commercialization of our PPSA™ technology, and B-TRAN, to develop our Bi-directional bi-polar junction TRANsistor (B-TRAN™) solid state switch technology.

On January 2, 2019, our Board of Directors (our “Board”) approved a strategic shift to focus on the commercialization of our B-TRAN™ technology and a plan to suspend further power converter system, or PPSA™, development and sales while we located a buyer for our power conversion systems division and PPSA™ technology. On September 19, 2019, we closed on the sale of our power conversion systems division and are now solely focused on the further development and commercialization of our B-TRAN™ technology.

Recent Developments

Private Placement

On November 7, 2019, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors, including Dr. Lon E. Bell, our Chief Executive Officer and Chairman of the Board, for a private placement in which we agreed to issue shares of our common stock and warrants to purchase shares of our common stock, in each case as described below, for aggregate gross proceeds of $3.5 million (the “Offering”). The Offering closed on November 13, 2019 (the “Closing Date”).

In the Offering, we issued and sold (i) an aggregate of 544,950 shares of common stock at a price of $2.4763 per share to the investors (the “Investor Shares”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 868,443 shares of common stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of Pre-Funded Warrants to certain investors at a price of $2.4763 per share minus a nominal exercise price of $0.001 for each Pre-Funded Warrant Share. The Pre-Funded Warrants were issued to certain investors whose purchase of shares of common stock would make them the beneficial owners of more than 4.99% (or, at the investor’s election, 9.99%) of our outstanding common stock. The Pre-Funded Warrants were immediately exercisable as of the Closing Date and will not expire prior to exercise.

In addition, under the terms of the Purchase Agreement, we issued to the investors warrants (the “Purchase Warrants”) to purchase up to an aggregate of 1,766,751 shares of our common stock (the “Purchase Warrant Shares”) with an exercise price of $2.32 per share. The total number of Purchase Warrant Shares represented 125% warrant coverage to the Investor Shares and Pre-Funded Warrant Shares purchased in the Offering. The Purchase Warrants were exercisable immediately as of the Closing Date and expire five years from the date of issuance.

As compensation to the placement agent in the Offering, in addition to a cash fee for its services, we issued a placement agent warrant to purchase up to 70,670 shares of common stock, with an exercise price of $2.9716 per share (the “Placement Agent Warrant”). The other terms of the Placement Agent Warrant are substantially the same as the Purchase Warrants.

The exercise prices of the Pre-Funded Warrants, the Purchase Warrants and the Placement Agent Warrant are subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions as provided for in the terms of the Pre-Funded Warrants, the Purchase Warrants and the Placement Agent Warrant. The holders may exercise the Pre-Funded Warrants, the Purchase Warrants and the Placement Agent Warrant in whole or in part.

1

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we agreed to file the registration statement of which this prospectus form as a part with the SEC relating to the offer and resale by the holders of the Investor Shares, the Pre-Funded Warrant Shares and the Purchase Warrant Shares. Pursuant to the Registration Rights Agreement, we were obligated to file the registration statement by December 13, 2019 and are obligated to use our reasonable best efforts to cause the registration statement to be declared effective by January 27, 2020, which is 75 days from the Closing Date. Failure to meet those and related obligations, or failure to maintain the effective registration of the Investor Shares, the Pre-Funded Warrant Shares, and the Purchase Warrant Shares will subject us to the obligation for the payment for liquidated damages.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Purchase Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Reverse Stock Split

On August 15, 2019, we effected a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of our common stock by a ratio of one-for-ten, and our common stock began trading on Nasdaq on a split-adjusted basis on August 20, 2019. The par value of our common stock remained unchanged at $0.001 per share after the Reverse Stock Split. All share amounts, per share data, share prices, exercise prices and conversion rates set forth in this prospectus have, where applicable, been adjusted retroactively to reflect the Reverse Stock Split.

Corporate Information

We were formed in Texas on May 17, 2007 and converted to a Delaware corporation on July 15, 2013.

Our principal executive offices are located at 4120 Freidrich Lane, Suite 100, Austin, Texas 78744 and our telephone number is (512) 264-1542. Our website address is www.idealpower.com. The foregoing website address is provided as an inactive textual reference only. The information provided on our website (or any other website referred to in this prospectus) is not part of this this prospectus and is not incorporated by reference as part of this prospectus.

2

THE OFFERING

Shares of common stock that may be sold or otherwise disposed of by the selling stockholders

3,250,814 shares, consisting of:

•     544,950 shares of our common stock;

•     1,766,751 shares of our common stock issuable upon exercise of the Purchase Warrants;

•     70,670 shares of our common stock issuable upon exercise of the Placement Agent Warrant; and

•    868,443 shares of our common stock issuable upon exercise of the Pre-Funded Warrants.

Shares of common stock to be outstanding after the offering by the selling stockholders	4,805,815 shares
Use of proceeds	We will not receive any of the proceeds from the sale or other disposition of the shares covered by this prospectus. We will receive proceeds from the cash exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants held by the selling stockholders, and we intend to use any such proceeds for working capital and general corporate purposes. See “Use of Proceeds.”
Nasdaq Capital Market symbol	“IPWR”
Transfer Agent	Corporate Stock Transfer, Inc.
Risk factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus as well as those risk factors that are incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our common stock.

Except as otherwise indicated, the number of shares of common stock to be outstanding after the offering by the selling stockholders is based on 2,099,951 shares of common stock outstanding as of December 13, 2019 and excludes:

•	169,980 shares of common stock issuable upon the exercise of stock options issued and outstanding under our 2013 Equity Incentive Plan (the “Plan”) at a weighted-average exercise price of $8.13 per share, of which 69,130 of such stock options are vested;

•	625,642 shares of common stock issuable upon the exercise of outstanding warrants (other than the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants) at a weighted-average exercise price of $24.44 per share; and

•	22,663 shares of common stock reserved for issuance under the Plan.

3

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained, or incorporated by reference, in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained, or incorporated by reference, in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of the shares of common stock pursuant to this prospectus, before acquiring any shares of our common stock. Each of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also adversely impact our business, financial condition, results of operations and prospects. Please also refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

4

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus.

We will receive proceeds upon the cash exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants for which underlying shares of common stock are being registered hereunder. Assuming full cash exercise of the Purchase Warrants at the exercise price of $2.32 per underlying share of common stock, we will receive proceeds of $4,098,862. Assuming full cash exercise of the Placement Agent Warrant at the exercise price of $2.9716 per underlying share of common stock, we will receive proceeds of $210,003. Assuming full cash exercise of the Pre-Funded Warrants, for which $2,149,657 already has been received by us on the Closing Date, at the remaining exercise price of $0.001 per underlying share of common stock, we will receive additional proceeds of $868.

We currently intend to use the cash proceeds from any Purchase Warrant, Placement Agent Warrant and/or Pre-Funded Warrant exercise for working capital and general corporate purposes. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. In addition, the terms of the Purchase Warrants and the Placement Agent Warrant provide that each Purchase Warrant and the Placement Agent Warrant may be exercised on a cashless basis at any time if, at the time of exercise thereof, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares underlying such Purchase Warrants or Placement Agent Warrant, as applicable, by the holder thereof. The terms of the Pre-Funded Warrants provide that each Pre-Funded Warrant may be exercised on a cashless basis at any time. We will not receive any cash proceeds as a result of such Purchase Warrants, Placement Agent Warrant and/or Pre-Funded Warrants that are exercised on a cashless basis pursuant to such terms of such Purchase Warrants, Placement Agent Warrant and Pre-Funded Warrant, as applicable.

5

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our certificate of incorporation, as amended to date (our “certificate of incorporation”), our certificate of designation of preferences, rights and limitations of Series A convertible preferred stock (our “certificate of designation”), our bylaws, as amended to date (our “bylaws”), and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This summary is not complete. You should read our certificate of incorporation, our certificate of designation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

Our certificate of incorporation provides that we may issue up to 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. 3,000,000 shares of our authorized preferred stock have been designated as Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). As of December 13, 2019, we had outstanding 2,099,951 shares of common stock and no shares of preferred stock.

Common Stock

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Holders of our common stock are entitled to such dividends as may be declared by our Board out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The shares of common stock are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

General

Our certificate of incorporation provides that our Board has the authority, without any further action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Series A Preferred Stock

On February 23, 2017, we filed our certificate of designation with the Secretary of State of the State of Delaware creating our Series A Preferred Stock and establishing the designations, preferences, and other rights of the Series A Preferred Stock, which became effective upon filing.

6

On February 24, 2017, we entered into a purchase agreement with the institutional and other accredited investors identified therein, relating to a private placement of our common stock and warrants to purchase shares of common stock (the “2017 Private Placement”). We also agreed to sell to investors whose purchase of common stock would have resulted in such investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of the offering, an aggregate of 708,430 shares of our Series A Preferred Stock. As a result of the Reverse Stock Split, each share of Series A Preferred Stock was convertible, subject to certain beneficial ownership limitations described below, into shares of common stock on a ten-for-one basis (the “Conversion Shares”). The 708,430 shares of Series A Preferred Stock were converted into 70,843 shares of common stock in February 2019.

In addition, on February 24, 2017, we entered into an exchange agreement (the “Exchange Agreement”) with certain affiliates of AWM Investment Company (the “Exchanging Stockholders”), pursuant to which we effected the exchange of 810,000 shares of common stock held by the Exchanging Stockholders for 810,000 shares of Series A Preferred Stock. Pursuant to the terms of the Series A Preferred Stock and as a result of the Reverse Stock Split, the Exchanging Stockholders had the right to convert the Series A Preferred Stock into shares of common stock on a ten-for-one basis, subject to adjustment in the event of stock splits, recapitalizations and other similar events; provided, however, that the Series A Preferred Stock could not be converted by the Exchanging Stockholders if, after giving effect thereto, the Exchanging Stockholders would beneficially own more than 9.99% of our common stock (the “Conversion Limitation”), The Conversion Limitation could have been increased or decreased by the Exchanging Stockholders, but in no event would it exceed 9.99%, in each case calculated as provided in the certificate of designation establishing the Series A Preferred Stock.

Our Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. Our Series A Preferred Stock has a stated value of $2.535. Holders of Series A Preferred Stock are entitled to receive dividends declared or paid on our common stock. The holders of the Series A Preferred Stock do not have the right to vote on any matter except to the extent required by Delaware law.

The 810,000 shares of Series A Preferred Stock were converted into 81,000 shares of common stock in December 2019.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

7

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of additional shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

No Stockholder Action by Written Consent. Our certificate of incorporation expressly prohibits stockholders from acting by written consent. This means that stockholders may only act at annual or special meetings.

Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by the chairman of the Board, the chief executive officer, or the Board at any time and for any purpose or purposes as shall be stated in the notice of the meeting, and shall be called by the secretary upon the written request of the holders of record of at least 25% of the outstanding shares of common stock. This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 25% of the issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our certificate of incorporation and bylaws have advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. The business to be conducted at a meeting will be limited to business properly brought before the meeting, in accordance with our certificate of incorporation and bylaws. Failure to follow the procedures set forth in our certificate of incorporation and bylaws will result in the chairman of the meeting disregarding the nomination or declaring that the proposed business will not be transacted.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of the director’s fiduciary duty as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

8

•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

2017 Registration Rights Agreement

In connection with the offering described above in “—Preferred Stock—Series A Preferred Stock,” we entered into a registration rights agreement with the investors in such offering, dated February 24, 2017, pursuant to which we filed a Registration Statement on Form S-3, which was declared effective by the SEC on April 21, 2017 (the “2017 Form S-3”), to register for resale the shares of common stock, the shares issuable upon exercise of the warrants to purchase common stock and the Conversion Shares sold or issuable in the 2017 Private Placement. We are obligated to take such actions to keep the 2017 Form S-3 effective and supplement the 2017 Form S-3 from time to time as necessary.

Purchase Warrants, Placement Agent Warrant and Pre-Funded Warrants

On November 7, 2019, in connection with the Offering we issued and sold (i) Pre-Funded Warrants to purchase up to 868,443 shares of common stock issuable upon exercise of Pre-Funded Warrants to certain investors at a price of $2.4763 per share minus a nominal exercise price of $0.001 for each Pre-Funded Warrant Share. The Pre-Funded Warrants were issued to certain investors whose purchase of shares of common stock would make them the beneficial owners of more than 4.99% (or, at the investor’s election, 9.99%) of our outstanding common stock. The Pre-Funded Warrants were immediately exercisable as of the Closing Date and will not expire prior to exercise.

In addition, under the terms of the Purchase Agreement, we issued Purchase Warrants to purchase up to an aggregate of 1,766,751 shares of our common stock with an exercise price of $2.32 per share. The total number of Purchase Warrant Shares represented 125% warrant coverage to the Investor Shares and Pre-Funded Warrant Shares purchased in the Offering. The Purchase Warrants were exercisable immediately as of the Closing Date and expire five years from the date of issuance.

The terms of the Purchase Warrants provide that each Purchase Warrant may be exercised on a cashless basis at any time if, at the time of exercise thereof, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares underlying such Purchase Warrants by the holder thereof. The terms of the Pre-Funded Warrants provide that each Pre-Funded Warrant may be exercised on a cashless basis at any time.

As compensation to the placement agent in the Offering, in addition to a cash fee for its services, we issued the Placement Agent Warrant to purchase up to 70,670 shares of common stock, with an exercise price of $2.9716 per share. The other terms of the Placement Agent Warrant are substantially the same as the Purchase Warrants.

The exercise prices of the Pre-Funded Warrants, the Purchase Warrants and the Placement Agent Warrant are subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions as provided for in the terms of the Pre-Funded Warrants, the Purchase Warrants and the Placement Agent Warrant. The holders may exercise the Pre-Funded Warrants, the Placement Agent Warrant or the Purchase Warrants in whole or in part.

For more information, please see “Prospectus Summary—Recent Developments—Private Placement.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPWR.”

9

SELLING STOCKHOLDERS

 The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders upon exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants. For additional information regarding the issuances of those securities, please see “Prospectus Summary—Recent Developments—Private Placement.” We are registering the shares of common stock pursuant to the Registration Rights Agreement in order to permit the selling stockholders to offer the shares for resale from time to time. Except for (i) the ownership of the shares of common stock, other warrants, the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants, (ii) Dr. Lon E. Bell’s service as our Chief Executive Officer and Chairman of the Board, (iii) Craig-Hallum Capital Group LLC, which acted as our placement agent in the Offering, and (iv) and the selling stockholders affiliated with Craig-Hallum Capital Group LLC, which acted as our placement agent in the Offering, the selling stockholders have not had any material relationship with us within the past three years. Furthermore, except as set forth below, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants, as of the date of this prospectus, assuming exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders, assuming exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants held by the selling stockholders as of the date of this prospectus, without regard to any limitations on exercises.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the Offering and (ii) the maximum number of shares of common stock issuable upon exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants, determined as if the outstanding Purchase Warrants, the Placement Agent Warrant and Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms as part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on exercises. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, assuming exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants held by the selling stockholders as of the date of this prospectus, without regard to any limitations on exercises, and that the selling stockholders do not acquire any additional shares. Information in the table below, with respect to beneficial ownership, has been furnished by the selling stockholders.

Under the terms of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants, a selling stockholder may not exercise the Purchase Warrants, the Placement Agent Warrant or the Pre-Funded Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may sell all, some or none of their shares in this offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. See “Plan of Distribution.”

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

10

The percentages in the table below reflect beneficial ownership immediately prior to the date of this prospectus and immediately after the resale of all shares subject to resale pursuant to this prospectus as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 2,099,951 shares of our common stock outstanding as of the date of this prospectus.

	Shares of Common Stock Beneficially Owned Immediately Prior to this Prospectus		Maximum Number of Shares of Common Stock that May be Offered for Resale Pursuant	Shares of Common Stock Beneficially Owned Immediately After Resale of the Maximum Number of Shares of Common Stock Subject to Resale Pursuant to this Prospectus (1)
Name of Selling Stockholder	Number of Shares	Percentage of Common Stock	to this Prospectus	Number of Shares	Percentage of Common Stock
AIGH Investment Partners, L.P. (2)	1,272,058	38.9%	1,272,058	—	—%
AWM Investment Company, Inc. (3)	1,154,417	36.9%	908,615	245,802	5.0%
Lon E. Bell (4)	515,783	21.6%	454,307	61,476	1.3%
Peter A. Appel (5)	348,439	15.5%	181,724	166,715	3.4%
Laurence Lytton (6)	90,862	4.2%	90,862	—	—%
Manatuck Hill Scout Fund, LP (7)	90,862	4.2%	90,862	—	—%
Craig-Hallum Capital Group LLC (8)	70,670	3.3%	70,670	—	—%
Kevin Harris (9)	54,516	2.6%	54,516	—	—%
Bradley W. Baker (10)	27,257	1.3%	27,257	—	—%
William F. Hartfiel III. (11)	27,257	1.3%	27,257	—	—%
David Wambeke (12)	27,257	1.3%	27,257	—	—%
James H. Zavoral (13)	27,257	1.3%	27,257	—	—%
Michael J. Anderson (14)	9,086	*	9,086	—	—%
John McCarthy (15)	9,086	*	9,086	—	—%

*	Less than one percent.

(1)	Assumes 4,805,815 shares of our common stock are outstanding after this offering, which reflects 2,099,951 shares of common stock presently outstanding as of the date of this prospectus and 2,705,864 shares of common stock issuable upon exercise of the Purchase Warrants, the Placement Agent Warrant and the Pre-Funded Warrants.

(2)	Based solely on a Schedule 13G filed with the SEC on November 20, 2019. Includes (i) (a) 68,218 shares of common stock, (b) 478,537 shares of common stock issuable upon exercise of Purchase Warrants and (c) 314,611 shares of common stock issuable upon exercise of Pre-Funded Warrants, in each case, held by AIGH Investment Partners, L.P. (“AIGH IP LP”), (ii) (a) 14,392 shares of common stock, (b) 100,957 shares of common stock issuable upon exercise of Purchase Warrants and (c) 66,373 shares of common stock issuable upon exercise of Pre-Funded Warrants, in each case, held by AIGH Investment Partners, L.L.C. (“AIGH IP L.L.C.”), (iii) (a) 12,693 shares of common stock, (b) 89,044 shares of common stock issuable upon exercise of Purchase Warrants and (c) 58,542 shares of common stock issuable upon exercise of Pre-Funded Warrants, in each case, held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series (“WVP AIGH”), and (iv) (a) 5,440 shares of common stock, (b) 38,162 shares of common stock issuable upon exercise of Purchase Warrants and (c) 25,089 shares of common stock issuable upon exercise of Pre-Funded Warrants, in each case, held by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series (“WVP OES”). The Purchase Warrants and the Pre-Funded Warrants held by AIGH IP LP, AIGH IP L.L.C., WVP AIGH, WVP OES, AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”) and Mr. Hirschman may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Hirschman does not exceed 9.99% of the outstanding shares of our common stock. Mr. Orin Hirschman is the managing member of AIGH CM, who is an advisor or sub-advisor with respect to the securities held by AIGH IP L.P., WVP AIGH and WVP OES, and president of AIGH IP L.L.C., with respect to securities indirectly held by AIGH CM, directly by AIGH IP and Mr. Hirschman and his family directly, and has voting and investment control over the securities. The address for AIGH CM, AIGH IP and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(3)	AWM Investment Company, Inc., a Delaware corporation (“AWM”), is the investment adviser to Special Situations Cayman Fund, L.P., a Cayman Islands Limited Partnership (“Cayman”), Special Situations Fund III QP, L.P., a Delaware limited partnership (“SSFQP”), Special Situations Technology Fund, L.P., a Delaware limited partnership (“Tech”) and Special Situations Technology Fund II, L.P., a Delaware limited partnership (“Tech II” and, together with Cayman, SSFQP and Tech, the “AWM Funds”). Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the AWM Funds. Includes (i) (a) 18,660 shares of common stock, (b) 73,902 shares of common stock issuable upon exercise of Purchase Warrants, (c) 59,121 shares of common stock issuable upon exercise of Pre-Funded Warrants and (d) 17,302 shares of common stock issuable upon exercise of other warrants, in each case, held by Cayman, (ii) (a) 64,185 shares of common stock, (b) 254,199 shares of common stock issuable upon exercise of Purchase Warrants, (c) 203,359 shares of common stock issuable upon exercise of Pre-Funded Warrants and (d) 59,521 shares of common stock issuable upon exercise of other warrants, in each case, held by SSFQP, (iii) (a) 6,647 shares of common stock, (b) 26,326 shares of common stock issuable upon exercise of Purchase Warrants, (c) 21,060 shares of common stock issuable upon exercise of Pre-Funded Warrants and (d) 6,188 shares of common stock issuable upon exercise of other warrants, in each case, held by Tech, and (iv) (a) 37,966 shares of common stock, (b) 150,360 shares of common stock issuable upon exercise of Purchase Warrants, (c) 120,288 shares of common stock issuable upon exercise of Pre-Funded Warrants and (d) 35,333 shares of common stock issuable upon exercise of other warrants, in each case, held by Tech II. The Purchase Warrants, the Pre-Funded Warrants and the other warrants held by AWM may be exercised only to the extent that the total number of shares of common stock then beneficially owned by AWM does not exceed 9.99% of the outstanding shares of our common stock. The address for AWM is 527 Madison Avenue, Suite 2600, New York, New York, 10022.

11

(4)	Includes (i) 8,967 shares of common stock held in Dr. Bell’s name, (ii) 213,364 shares of common stock held by The Bell Family Life Insurance No 1 Trust dated 2/2/95 as amended (the “Bell Family Trust”), of which Dr. Bell is the trustee and a beneficiary and has voting and investment control over the securities, (iii) 33,179 shares subject to vested options to purchase common stock held in Dr. Bell’s name, (iv) 252,393 shares of common stock issuable upon exercise of Purchase Warrants held by the Bell Family Trust and (v) 7,880 shares of common stock issuable upon exercise of other warrants held in Dr. Bell’s name. The Purchase Warrants held by Dr. Bell may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Dr. Bell does not exceed 9.99% of the outstanding shares of our common stock. The address of each of Dr. Bell and the Bell Family Trust is c/o Ideal Power Inc., 4120 Freidrich Lane, Suite 100, Austin, Texas 78744.

(5)	Includes (i) 204,085 shares of common stock, (ii) 100,958 shares of common stock issuable upon exercise of Purchase Warrants and (iii) 43,396 shares of common stock issuable upon exercise of other warrants held by Mr. Appel. The Purchase Warrants held by Mr. Appel may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Appel does not exceed 9.99% of the outstanding shares of common stock. The address for Peter A. Appel is 3505 Main Lodge Drive, Coconut Grove, Florida 33133.

(6)	Includes (i) 40,383 shares of common stock and (ii) 50,479 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. Lytton. The Purchase Warrants held by Mr. Lytton may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Lytton does not exceed 4.99% of the outstanding shares of common stock. The address for Mr. Lytton is 467 Central Park West, 17-A, New York, New York 10025.

(7)	Includes (i) 40,383 shares of common stock and (ii) 50,479 shares of common stock issuable upon exercise of Purchase Warrants held by Manatuck Hill Scout Fund, LP. The Purchase Warrants held by Manatuck Hill Scout Fund, LP may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Manatuck Hill Scout Fund, LP does not exceed 9.99% of the outstanding shares of common stock. Thomas Scalia is the general partner of Manatuck Hill Scout Fund, LP and has voting and investment control over the securities. The address for Manatuck Hill Scout Fund, LP is 1465 Post Road East, Westport, Connecticut 06880.

(8)	Represents 70,670 shares of common stock issuable upon exercise of the Placement Agent Warrant held by Craig-Hallum Capital Group LLC. The Placement Agent Warrant held by Craig-Hallum Capital Group LLC may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Craig-Hallum Capital Group LLC does not exceed 4.99% of the outstanding shares of common stock. The board of directors of Craig-Hallum Capital Group LLC has voting and investment control over the securities. Craig-Hallum Capital Group LLC is a registered broker-dealer. Craig-Hallum Capital Group LLC acquired the Placement Agent Warrant in the ordinary course of business and, at the time of the purchase of the Placement Agent Warrant, had no agreements or understandings, directly or indirectly, with any person to distribute the Placement Agent Warrant. The address for Craig-Hallum Capital Group LLC is 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

(9)	Includes (i) 24,229 shares of common stock and (ii) 30,287 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. Harris. The Purchase Warrants held by Mr. Harris may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Harris does not exceed 4.99% of the outstanding shares of common stock. Mr. Harris is an affiliate of Craig-Hallum Capital Group LLC, a registered broker-dealer. Mr. Harris acquired the shares of common stock and the Purchase Warrants in the ordinary course of business and, at the time of the purchase of the shares of common stock and the Purchase Warrants, had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or the Purchase Warrants. The address for Mr. Harris is c/o Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

(10)	Includes (i) 12,114 shares of common stock and (ii) 15,143 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. Baker. The Purchase Warrants held by Mr. Baker may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Baker does not exceed 4.99% of the outstanding shares of common stock. Mr. Baker is an affiliate of Craig-Hallum Capital Group LLC, a registered broker-dealer. Mr. Baker acquired the shares of common stock and the Purchase Warrants in the ordinary course of business and, at the time of the purchase of the shares of common stock and the Purchase Warrants, had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or the Purchase Warrants. The address for Mr. Baker is c/o Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

(11)	Includes (i) 12,114 shares of common stock and (ii) 15,143 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. Hartfiel. The Purchase Warrants held by Mr. Hartfiel may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Hartfiel does not exceed 4.99% of the outstanding shares of common stock. Mr. Hartfiel is an affiliate of Craig-Hallum Capital Group LLC, a registered broker-dealer. Mr. Hartfiel acquired the shares of common stock and the Purchase Warrants in the ordinary course of business and, at the time of the purchase of the shares of common stock and the Purchase Warrants, had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or the Purchase Warrants. The address for Mr. Hartfiel is c/o Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

(12)	Includes (i) 12,114 shares of common stock and (ii) 15,143 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. Wambeke. The Purchase Warrants held by Mr. Wambeke may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Wambeke does not exceed 4.99% of the outstanding shares of common stock. Mr. Wambeke is an affiliate of Craig-Hallum Capital Group LLC, a registered broker-dealer. Mr. Wambeke acquired the shares of common stock and the Purchase Warrants in the ordinary course of business and, at the time of the purchase of the shares of common stock and the Purchase Warrants, had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or the Purchase Warrants. The address for Mr. Wambeke is c/o Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

(13)	Includes (i) 12,114 shares of common stock and (ii) 15,143 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. Zavoral. The Purchase Warrants held by Mr. Zavoral may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Zavoral does not exceed 4.99% of the outstanding shares of common stock. Mr. Zavoral is an affiliate of Craig-Hallum Capital Group LLC, a registered broker-dealer. Mr. Zavoral acquired the shares of common stock and the Purchase Warrants in the ordinary course of business and, at the time of the purchase of the shares of common stock and the Purchase Warrants, had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or the Purchase Warrants. The address for Mr. Zavoral is c/o Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

12

(14)	Includes (i) 4,038 shares of common stock and (ii) 5,048 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. Anderson. The Purchase Warrants held by Mr. Anderson may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. Anderson does not exceed 4.99% of the outstanding shares of common stock. Mr. Anderson is an affiliate of Craig-Hallum Capital Group LLC, a registered broker-dealer. Mr. Anderson acquired the shares of common stock and the Purchase Warrants in the ordinary course of business and, at the time of the purchase of the shares of common stock and the Purchase Warrants, had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or the Purchase Warrants. The address for Mr. Anderson is c/o Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

(15)	Includes (i) 4,038 shares of common stock and (ii) 5,048 shares of common stock issuable upon exercise of Purchase Warrants held by Mr. McCarthy. The Purchase Warrants held by Mr. McCarthy may be exercised only to the extent that the total number of shares of common stock then beneficially owned by Mr. McCarthy does not exceed 4.99% of the outstanding shares of common stock. Mr. McCarthy is an affiliate of Craig-Hallum Capital Group LLC, a registered broker-dealer. Mr. McCarthy acquired the shares of common stock and the Purchase Warrants in the ordinary course of business and, at the time of the purchase of the shares of common stock and the Purchase Warrants, had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock or the Purchase Warrants. The address for Mr. McCarthy is c/o Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402.

13

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market (as defined in the Purchase Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms as part) or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities, other than underwriting discounts, selling commissions and brokerage fees. Pursuant to the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

14

We agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

15

LEGAL MATTERS

 The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Perkins Coie LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Gumbiner Savett Inc., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We file with, or furnish to, the SEC reports including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act. These reports are available free of charge on our corporate website, www.idealpower.com, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Copies of any materials we file with the SEC can be obtained at www.sec.gov. The foregoing website addresses are provided as inactive textual references only. The information provided on our website (or any other website referred to in this prospectus or any applicable prospectus supplement) is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 15, 2019, August 14, 2019 and November 14, 2019, respectively;

•	our Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 30, 2019, (only with respect to information required to be filed by Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2019, March 12, 2019, April 5, 2019, April 17, 2019, July 25, 2019, August 20, 2019, August 21, 2019, September 24, 2019, November 6, 2019, November 13, 2019 and December 2, 2019; and

•	the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on November 21, 2013, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Ideal Power Inc.

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(512) 264-1542

Attention: Chief Financial Officer

16

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Item 14. Other Expenses of Issuance and Distribution

The registrant’s estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

Securities and Exchange Commission Registration Fee		$1,000.03
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
Printing Expenses		*
Transfer Agent and Registrar Fees and Expenses		*
Stock Exchange and Other Listing Fees		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the number of shares offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant’s certificate of incorporation, as amended, and bylaws provide that it will indemnify its directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by the registrant’s stockholders will be prospective only and will not adversely affect any limitation on the liability of any of the registrant’s directors or officers existing as of the time of such repeal or modification.

The registrant’s certificate of incorporation, as amended, provides that no director is liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The registrant has also obtained insurance covering its directors and officers for liability arising out of their respective actions.

Any underwriting agreement will provide for indemnification by the underwriters and the selling stockholders of the registrant and its officers and directors for certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.

II-1

 Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement.

4.1	Delaware Certificate of Conversion including Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Ideal Power Inc.’s Registration Statement on Form S-1/A, filed on August 6, 2013 (File No. 333-190414)).

4.2	Certificate of Amendment to the Certificate of Incorporation of Ideal Power Inc. (incorporated by reference to Exhibit 3.1 to Ideal Power Inc.’s Current Report on Form 8-K, filed on August 20, 2019 (File No. 001-36216)).

4.3	Bylaws of Ideal Power Inc. (incorporated by reference to Exhibit 3.2 to Ideal Power Inc.’s Registration Statement on Form S-1/A, filed on August 6, 2013 (File No. 333-190414)).

4.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Ideal Power Inc. (incorporated by reference to Exhibit 3.1 to Ideal Power Inc.’s Current Report on Form 8-K, filed on February 27, 2017 (File No. 001-36216)).

4.5†	Specimen Common Stock Certificate.

4.6	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to Ideal Power Inc.’s Current Report on Form 8-K, filed on November 13, 2019 (File No. 001-36216)).

4.7	Form of Series B Pre-Funded Common Stock Warrant (incorporated by reference to Exhibit 4.2 to Ideal Power Inc.’s Current Report on Form 8-K, filed on November 13, 2019 (File No. 001-36216)).

4.8	Securities Purchase Agreement, dated November 7, 2019, by and between Ideal Power Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to Ideal Power Inc.’s Current Report on Form 8-K, filed on November 13, 2019 (File No. 001-36216)).

4.9	Registration Rights Agreement, dated November 13, 2019, by and between Ideal Power Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Ideal Power Inc.’s Current Report on Form 8-K, filed on November 13, 2019 (File No. 001-36216)).

5.1†	Opinion of Perkins Coie LLP.

23.1†	Consent of Gumbiner Savett Inc.

23.2†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on the signature page hereto).

†	Filed herewith.

*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the Securities and Exchange Commission to be incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-2

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 13, 2019.

IDEAL POWER INC.

By:	/s/ Lon E. Bell
Name:	Lon E. Bell
Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lon E. Bell and Timothy Burns, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lon E. Bell	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 13, 2019
Lon E. Bell

/s/ Timothy Burns	Chief Financial Officer, Secretary and Treasurer	December 13, 2019
Timothy Burns	(Principal Financial and Accounting Officer)

/s/ R. Daniel Brdar	BTRAN Chief Commercial Officer and Director	December 13, 2019
R. Daniel Brdar

/s/ David B. Eisenhaure	Director	December 13, 2019
David B. Eisenhaure

/s/ Ted Lesster	Director	December 13, 2019
Ted Lesster

/s/ Michael C. Turmelle	Director	December 13, 2019
Michael C. Turmelle

II-4